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                                                                    EXHIBIT 23.3


                             MILLER AND LENTS, LTD.

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


Encore Acquisition Company
777 Main Street, Suite 1400
Fort Worth, Texas 76102


         The firm of Miller and Lents, Ltd. hereby consents to the use of its name in the Registration Statement on Form S-3 of Encore Acquisition Company and to the incorporation by reference therein of its estimates of proved reserves and future net cash flows contained in Encore Acquisition Company's Annual Report on Form 10-K for the year ended December 31, 2002.


                                                         MILLER AND LENTS, LTD.



                                                         By: /s/ CARL D. RICHARD
                                                             -------------------
                                                             Carl D. Richard
                                                             Vice President

Houston, Texas
July 10, 2003